Exhibit 107
Calculation of Filing Fee Tables
FORM S-3
(Form Type)
Global Self Storage, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities
	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Fees to Be Paid	Primary Offerings	Newly Registered Securities
	Equity	Common Stock, par value $0.01 per share (1)		(2)	(4)	(4)
	Equity	Preferred Stock, par value $0.01 per share (1)		(2)	(4)	(4)
	Other	Depositary Shares (1)(3)		(2)	(4)	(4)
	Other	Warrants (1) (3)		(2)	(4)	(4)
	Other	Rights (1)		(2)	(4)	(4)
	Unallocated (Universal) Shelf		457(o)	(2)	(4)	$2,272,628(7)	0.00015310	$348(5) (7)
	Secondary Offering
	Equity	Common Stock, par value $0.01 per share	457(c)	284,478	$5.14(6)	$1,462,217	0.00015310	$224
Fees Previously Paid
		Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.01 per share (1)	415(a)(6)	(2)	(4)	(4)			S-3	333-261381	December 6, 2021
	Equity	Preferred Stock, par value $0.01 per share (1)	415(a)(6)	(2)	(4)	(4)			S-3	333-261381	December 6, 2021
	Other	Depositary Shares (1) (3)	415(a)(6)	(2)	(4)	(4)			S-3	333-261381	December 6, 2021
	Other	Warrants (1) (3)	415(a)(6)	(2)	(4)	(4)			S-3	333-261381	December 6, 2021
	Other	Rights (1)	415(a)(6)	(2)	(4)	(4)			S-3	333-261381	December 6, 2021
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	(2) (7)	(4)	$97,727,372(7)	0.0000927	$9,059(7)	S-3	333-261381	December 6, 2021	$9,059
	Total Offering Amounts					$101,461,217		$572(7)
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$572

Exhibit 107-1

(1)	Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby.
(2)
With regard to the securities included in the primary offering made hereby, an indeterminate number of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder as shall have an aggregate initial offering price not to exceed $100,000,000. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover an indeterminate number of additional securities to be offered as a result of share splits, share dividends or similar transactions.

(3)
Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt. The warrants covered by this registration statement may be warrants for common stock, preferred stock, and depositary shares representing preferred stock.

(4)
The proposed maximum offering price per share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act.

(5)	The proposed maximum aggregate offering price has been calculated pursuant to Rule 457(o) under the Securities Act.
(6)
Estimated solely for the purpose of calculating the registration fee according to Rule 457(c) under the Securities Act, based on the average of the high ($5.20) and low ($5.08) prices of the registrant’s common stock reported on the Nasdaq Stock Market on November 19, 2024, which is within five business days prior to filing this registration statement.

(7)
Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $97,727,372 of unsold securities (the “Unsold Securities”) previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-261381), which was declared effective on December 6, 2021 (the “Prior Registration Statement”). In connection with the filing of the Prior Registration Statement, the registrant paid a filing fee of $9,059 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this Registration Statement. The registrant is also registering new securities on this registration statement with an aggregate initial offering price of $3,734,845 (the “New Securities”). A filing fee of $572 with respect to the New Securities is being paid in connection with the filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Exhibit 107-2